Exhibit 6.10.1

[redacted] B-F82C1D659E6B

CALIFORNIA ASSOCIATION OF REALTORS®

SELLER COUNTER OFFER No. 1

May not be used as a multiple counter offer.
(C.A.R. Form SCO, Revised 12/21)

Date *08/15/2022*

This is a counter offer to the Purchase Agreement, OR ☐ Buyer Counter Offer No.____, ☐ Other ____________ ("Offer"), dated *08/12/2022* , on property known as *62432 Golden St, Joshua Tree, CA 92252-1445* ("Property"), between [redacted] ("Buyer") and ("Seller").
Buyer and Seller are referred to as the "Parties."

1. **TERMS: The terms and conditions of the above referenced document are accepted subject to the following:**
   - **A. The Liquidated Damages and Arbitration of Disputes paragraphs in the Offer each require initials by all Parties. If either of those paragraphs is not initialed by all Parties, that paragraph is excluded from the final agreement unless specifically referenced for inclusion in paragraph 1C of this or another Counter Offer or an addendum.**
   - **B. Unless otherwise agreed in writing, down payment and loan amount(s) will be adjusted in the same proportion as in the original Offer, but initial and increased deposit amount(s) shall remain unchanged from the original Offer.**
   - **C. OTHER TERMS:**
     1.) Purchase price to be $629,000.
     2.) Item 3P(1)- only the items present are included in the purchase.
     3.) Home warranty to be paid by buyer at their election.
     4.) Buyer to provide a C.A.R. Form RCSD.
   - **D.** The following attached documents are incorporated into this Seller Counter Offer when Signed and Delivered by both Parties (if both parties do not Sign and Deliver all attached addenda, then any acceptance of this Seller Counter Offer is not valid):
     ☐ Addendum No. _______ (C.A.R. Form ADM)
     ☐ Back Up Offer Addendum (C.A.R. Form BUO)
     ☐ Seller License to Remain in Possession Addendum (C.A.R. Form SIP) (occupancy up to 29 days)
     ☐ Seller Purchase of Replacement Property (C.A.R. Form SPRP)
     ☐ Tenant Occupied Property Addendum (C.A.R. Form TOPA)
     ☐ Residential Lease After Sale (C.A.R. Form RLAS) (occupancy for 30 or more days)
     ☐ Seller Intent to Exchange Addendum (C.A.R. Form SXA)
     ☐ Other ____________ ☐ Other ____________
2. **EXPIRATION:** This Seller Counter Offer shall be deemed revoked and the deposits, if any, shall be returned:
   - **A.** Unless by 5:00 PM on the third Day after the date this Seller Counter Offer is signed in paragraph 4 (if more than one signature then, the last signature date)(or by ______ ☐ AM/ ☐ PM on ____________ (date)) **(i)** it is signed in paragraph 5 by Buyer and **(ii)** a copy of the Signed Seller Counter Offer is Delivered to Seller or Seller's Authorized Agent.
   - **B.** OR If Seller withdraws this Seller Counter Offer anytime prior to Buyer's Acceptance by communicating withdrawal to Buyer or Buyer's Agent (C.A.R. Form WOO may be used).
   - **C.** OR If Seller accepts another offer prior to Buyer's Acceptance of this Seller Counter Offer.
3. **MARKETING TO OTHER BUYERS:** Seller has the right to continue to offer the Property for sale. Seller has the right to accept any other offer received, prior to Acceptance of this Counter Offer by Buyer as specified in 2A and 5. In such event, Seller is advised to withdraw this Seller Counter Offer before accepting another offer.
4. **OFFER: SELLER MAKES THIS COUNTER OFFER ON THE TERMS ABOVE AND ACKNOWLEDGES RECEIPT OF A COPY. BY MAKING THIS COUNTER OFFER, ANY PREVIOUS OFFER OR COUNTER OFFER CAN NO LONGER BE ACCEPTED. The term[redacted]se documents are incorporated into this Seller Counter Offer unless Otherwise Agreed.**
   Seller X [redacted] [redacted] Date 8/15/2022
   Seller ______________________________ Date ________
5. **ACCEPTANCE: I/WE** accept the above Seller Counter Offer **(If checked** ☐ **SUBJECT TO THE ATTACHED BUYER COUNTER OFFER)** and acknowledge receipt of a Copy.
   Buyer [redacted] Date 08/15/2022
   Buyer ______________________________ Date ________

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

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